UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 16, 1996


                              TRANS FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)



 Kentucky                              0-13030                  61-1048868
(State or other jurisdiction of     (Commission File No.)    (IRS Employer
 incorporation or organization)                              Identification No.)


500 East Main Street, Bowling Green, Kentucky                       42101
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (502)781-5000




          (Former name or former address, if changed since last report)



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Item 5. Other Events.

      On July 16, 1996, Trans Financial, Inc. (the "Company") announced its financial results for the quarter ended June 30, 1996. The Company announced a net loss of $5.2 million for the quarter ended June 30, 1996. The loss reflects pre-tax charges totaling $5.8 million related to the Company's commitment to refocus on its core financial services business, reduce expenses and exit from less profitable business lines. The Company also increased its provision for loan losses by $7.2 million over the first quarter of 1996. The full text of the Company's press release is attached hereto as Exhibit 99.1, and the discussion herein is qualified in its entirety by reference to such exhibit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.
    Not applicable.

(b) Pro Forma Financial Information.
    Not applicable.

(c) Exhibits.
    Exhibit 99.1 Press Release issued July 16, 1996.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
                                                        Trans Financial, Inc.
                                                               (Registrant)


Date: July 17, 1996                               By:  /s/  Vince  A. Berta
                                                             Acting President
                                                   and Chief Executive Officer